SIXTH AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated this 12th day of February, 2010, to the Transfer Agent Servicing Agreement dated as of August 10, 2004, as amended August 15, 2005, June 8, 2007, October 8, 2007, August 14, 2009 and January 15, 2010, (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees; and

WHEREAS, Paragraph 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANAGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: /s/ Mark F. Travis	By: /s/ Robert J. Kern

Name: Mark F. Travis	Name: Robert J. Kern

Title: President/CEO	Title: Executive Vice President

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Exhibit B to the Transfer Agent Servicing Agreement – Intrepid Capital
TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective May 1, 2010

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)
  ◆ No-Load  - $[  ] /account
  ◆ Closed Accounts - $[  ] /account
Annual Minimum
  ◆ $[  ] Intrepid Capital Fund
  ◆ Intrepid Capital Fund Class I
                  $[  ]
                  $[  ] beginning [  ]
  ◆ $[  ] Intrepid Small Cap Fund
  ◆ Intrepid  Small Cap Fund Class I
                  $[  ]
                  $[  ] beginning [  ]
                  $[  ] beginning [  ]
  ◆ $[  ] Intrepid Income Fund
  ◆ $[  ] Intrepid All Cap Fund

Activity Charges
  ◆ Telephone Calls - $[  ] /minute
  ◆ Voice Response Calls- $[  ] /call
  ◆ Average Cost Basis Reporting $[  ] /account
  ◆ Disaster Recovery $[  ] /open account
  ◆ AML New Account Service - $[  ] /new domestic
                  accounts and $[  ] /new foreign account; $[  ]
                  /shareholder verification
  ◆ Omnibus Account Transactions $[  ] /transaction
  ◆ Daily Valuation Trades $[  ] /trade
  ◆ ACH/EFT Shareholder Services:
                    $[  ] /month/fund group
                    $[  ] /ACH item, setup, change
                    $[  ] /correction, reversal

Short-Term Trader*-Software application used to track
and/or assess transaction fees that are determined to
be short-term trades.  Service can be applied to some
or all funds within a fund family.  Fees will be applied if
the fund(s) have a redemption fee.

  ◆ [  ] days or less- $[  ] /open account

*Waived for the Intrepid Capital Fund- Investor Class,
Intrepid Small Cap Fund- Investor Class, Intrepid All
Cap Fund and Intrepid Income Fund

* Subject to CPI increase, Milwaukee MSA.

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners and RIAs to use a
Web-based system to perform account inquiry.
  ◆ Inquiry Only
      – Inquiry  $[  ] /event
      – Broker ID $[  ] /month/ID

Client Web Data Access
Client on-line access to fund and investor data through USBFS technology applications and data delivery security software.
  ◆ $[  ] /month for ReportSource
  ◆ $[  ] /month for DDS (Secure Data Delivery Services)

Literature Fulfillment Services
  ◆ Account Management
               $[  ] /month (account management, lead reporting
             and database administration)
  ◆ Out-Of-Pocket Expenses
                       Kit and order processing expenses, postage
                       And printing

Qualified Plan Fees (Billed to Investors)
  ◆ $[  ] /qualified plan acct (Cap at $[  ] /SSN)
  ◆ $[  ] /Coverdell ESA acct (Cap at $[  ] /SSN)
  ◆ $[  ] /transfer to successor trustee
  ◆ $[  ] /participant distribution (Excluding SWPs)
  ◆ $[  ] /refund of excess contribution

Shareholder Fees (Billed to Investors)
  ◆ $[  ] /outgoing wire transfer
  ◆ $[  ] /overnight delivery
  ◆ $[  ] /telephone exchange
  ◆ $[  ] /return check or ACH
  ◆ $[  ] /stop payment
  ◆ $[  ] /research request per account (Cap at $[  ]
     /request) (For requested items of the second calendar
    year [or previous] to the request)

 Out-of-pocket Costs - Including but not limited to:
◆ Telephone toll-free lines, call transfers, etc.
◆ Mailing, sorting and postage
◆ Stationery, envelopes
◆ Programming, special reports
◆ Insurance, record retention, microfilm/fiche
◆ Proxies, proxy services
◆ Lost shareholder search
◆ ACH fees
◆ NSCC charges
◆ All other out-of-pocket expenses

2/12/10	2